EXHIBIT 4(i)(6)


                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (the "Agreement") is executed and entered into the 27th day of February 1998, by and between LLOYD VENTURES, INC., a Delaware corporation ("Lloyd"), and GOURMET REGENCY COFFEE COMPANY, a Minnesota corporation ("Gourmet");

         WITNESSETH:

         WHEREAS, Gourmet is in the business of roasting and distributing coffee and other specialty products in Minnesota and Wisconsin; and

         WHEREAS, the respective Boards of Directors of Lloyd and Gourmet deem it advisable and in the best interests of each corporation that Lloyd acquire Gourmet pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and Minnesota: and

         WHEREAS, the Boards of Directors of Lloyd and Gourmet have approved and adopted this Agreement, subject to approval of at least eighty percent (80%) of the outstanding shares of both Lloyd and Gourmet; and

         WHEREAS, following the consummation of the transaction contemplated herein, Lloyd will own one hundred percent (100%) of the issued and outstanding shares of Gourmet.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

                                   ARTICLE I.

                                  THE EXCHANGE

         1.1) The Exchange. On the Effective Date, and subject to the terms and conditions contained in this Agreement, each of the non-dissenting shareholders of Gourmet shall sell, assign, transfer, convey and deliver to Lloyd, free and clear of any liens, claims and encumbrances and Lloyd shall purchase, accept and acquire from each of the non-dissenting shareholders of Gourmet, the Gourmet Stock. In consideration of the Gourmet Stock purchased from the shareholders of Gourmet, Lloyd shall deliver to each of the non-dissenting shareholders of Gourmet, certificates representing one (1) share of Lloyd Stock for every one
(1) share of Gourmet Stock owned by the non-dissenting shareholders of Gourmet.

         1.2) Instruments of Transfer. On the Effective Date, Gourmet shall deliver to Lloyd stock certificates representing the Gourmet Stock owned by the shareholders of Gourmet who do not dissent from the approval and adoption of this Agreement at the duly called meeting of the

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shareholders of Gourmet plus a duly executed Assignment Separate from
Certificate in proper form to transfer to Lloyd good and marketable title to the Gourmet Stock owned by such shareholder. Thereafter, Lloyd shall deliver to the shareholders of Gourmet, stock certificates representing the shares of Lloyd Stock to which the shareholders of Gourmet are entitled.

         1.3) Articles of Exchange. On the Effective Date, the parties hereto will cause the Articles of Exchange attached hereto as Schedule 1.3 (the "Articles of Exchange") to be signed, verified and delivered to the Minnesota Secretary of State. On the Effective Date, Lloyd will own one hundred percent (100%) of the issued and outstanding shares of Gourmet.

         1.4) Restated Certificate of Incorporation and Restated Bylaws. Promptly after the Effective Date, the Restated Certificate of Incorporation attached hereto as Schedule 1.4 will be signed, verified and delivered to the Delaware Secretary of State by the appropriate officer of Lloyd and shall become the Certificate of Incorporation of Lloyd until otherwise changed as provided by law. In addition, the Restated Bylaws attached hereto as Schedule 1.4 shall be signed by the appropriate officer of Lloyd and shall become the Bylaws of Lloyd until they shall thereafter be duly amended.

         1.5) Board of Directors. On the Effective Date, and thereafter until otherwise changed as provided by law, the Board of Directors of Lloyd shall consist of three (3) members who shall be Robert A. Paschke, Jacquelyn M. Paschke and James H. Cameron.

         1.6) Stock Option Plan and Stock Options. Promptly after the Effective Date, the Gourmet Regency Coffee Company Incentive Stock Option Plan attached hereto as Schedule 1.5 shall be assumed and adopted by Lloyd. In addition, each option granted (whether or not exercisable or exercised and whether or not granted pursuant to the Gourmet Regency Coffee Company Incentive Stock Option
Plan) to a current or former employee, director or independent contractor of Gourmet shall be assumed by Lloyd and shall thereafter be deemed to constitute an option to purchase Lloyd Stock on the same terms and conditions as were applicable under such options.

         1.7) Warrants. Promptly after the Effective Date, the warrants issued to Daniel J. Shrader and Thomas D. Krosschell to each purchase up to eighteen thousand seven hundred and fifty (18,750) shares of Gourmet Stock, dated February 26, 1997, shall be assumed by Lloyd in accordance with the provisions of such warrants and shall thereafter be deemed to constitute warrants to purchase, on the same terms and conditions as were applicable under such warrants, the same number of Lloyd Stock and at an exercise price to be determined in accordance with the provisions of such warrants.

         1.8) Closing. Unless the parties hereto agree otherwise, and subject to the satisfaction of all of the conditions to closing set forth in Articles V and VI, the execution of the Agreement by Lloyd shall take place at the offices of Sierchio & Albert, P.C., 41 East 57th Street, 39th Floor, New York, New York, 10022. The execution of this Agreement by Gourmet shall take place at the offices of Larkin, Hoffman, Daly & Lindgren, Ltd., 1500 Norwest Financial Center, 7900 Xerxes Avenue South, Bloomington, Minnesota 55431 within forty-eight (48) hours after the receipt of the executed Agreement from Lloyd by Larkin, Hoffman, Daly & Lindgren, Ltd. (the "Closing"). The date on which the Closing occurs shall be referred to as the "Closing Date." The effective date (the "Effective Date") of the transactions contemplated herein shall

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be the day Lloyd receives Letters of Transmittal and reconfirmation from the 419
Shareholders, substantially in the form of Schedule 4.1, owning at least eighty percent (80%) of the 419 shares reconfirming their investment in Lloyd Stock.

                                   ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF LLOYD

         Lloyd represents and warrants that the statements contained in this
Article II are correct and complete as of the Closing Date and Effective Date and shall survive the Closing. Neither such survival nor the liability of any party with respect to the party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

         2.1) Organization. Lloyd is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as provided on Schedule 2.1, Lloyd is now, and has been at all times since its creation, duly authorized, qualified and licensed under all laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as conducted at the time such activities were conducted. Copies of Lloyd's Certificate of Incorporation (certified by the Secretary of State of Delaware) and Bylaws (certified by the Secretary of Lloyd), as amended, are attached hereto as Schedule 2.1.

         2.2) Authority. Except for approval of the Lloyd shareholders all action by Lloyd necessary to approve the transactions contemplated by this Agreement has been taken. Except for the Post Effective Amendment, applicable "blue sky" laws applying to the Gourmet shareholder, and requirements under the applicable laws of the States of Delaware and Minnesota, Lloyd does not need to give any notice to, or make any filing with, or obtain the authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         2.3) Stock Ownership. Attached as Schedule 2.3 is a complete and accurate list of all the shareholders of Lloyd as of the date of this Agreement. All of the issued and outstanding shares of Lloyd are owned of record by such shareholders. This Agreement is the valid and binding obligation of Lloyd and is enforceable against it in accordance with its terms.

         2.4) Capitalization. The authorized capital stock of Lloyd consists solely of Thirty-Five Million (35,000,000) shares of voting common stock, $.001 par value ("Lloyd Stock"), of which, on the Closing Date, two million two hundred and fifty-seven thousand (2,257,000) shares are issued and outstanding. On the Effective Date, and upon effectuating a one-for-five reverse stock split, there shall be four hundred and fifty-one thousand four hundred (451,400) shares issued and outstanding. All of the issued and outstanding shares of Lloyd Stock have been or, as of the Effective Date, will be, duly authorized and validly issued, are fully paid and nonassessable, were offered, issued, sold and delivered by Lloyd in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares were issued pursuant to awards, grants or bonuses nor in violation of the preemptive rights of any past or present shareholder. The stock transfer records provided by Lloyd to Gourmet correctly set forth all issuances, acquisitions and retirements of Lloyd Stock since its inception. Except as contemplated by Rule 419 ("Rule 419") as promulgated by the Securities and Exchange

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Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the
"Act"), and this Agreement, no subscriptions, options, warrants, puts, calls, conversion rights or other commitments of any kind exist which obligates Lloyd to issue any of its authorized but unissued capital stock or otherwise relate to the sale or transfer by Lloyd of any securities of Lloyd (whether debt or equity). In addition, Lloyd has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except for the securities registered by Lloyd by the filing of a registration statement with the SEC on Form SB-2 (the "Form SB-2 Registration"), Lloyd has not agreed to register any securities under the Act, or under any state securities law.

         2.5) Predecessor Entities. Lloyd has never directly or indirectly participated in any manner in any joint venture, partnership or other noncorporate entity. Lloyd has never conducted any other business or activity. Set forth on Schedule 2.5 is a list of the names of all predecessors of Lloyd, and all trade names and "doing business as" names of Lloyd, including the names of any entities substantially all of the assets of which were previously acquired by Lloyd.

         2.6) No Subsidiaries. Lloyd has never owned or controlled and does not now own or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation.

         2.7) Financial Statements. Attached hereto as Schedule 2.7 is a true, complete and correct copy of the financial statements, and all footnotes thereto, of Lloyd which include Balance Sheets as of December 31, 1997 and December 31, 1996 and a statement of income, cash flow and retained earnings for the years then ended ("Lloyd Financial Statement"). The Lloyd Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and are true, complete and correct. Each of the balance sheets present fairly, in all material respects, the financial condition of Lloyd as of the date indicated thereon and each of the statements of income referred to above presents fairly, on an accrual basis and in all material respects, the results of the operations of Lloyd for the periods indicated thereon. All reserves for contingent risks have been estimated in accordance with generally accepted accounting principles and are appropriate and sufficient to cover all costs reasonably expected to be incurred from such risks. Except as set forth on Schedule 2.7, since December 31, 1997, Lloyd has not (a) made any material change in its accounting policies or (b) effected any prior period adjustment to, or other restatement of, its financial statements for any period.

         2.8) Accounts Receivable. Attached as Schedule 2.8 is a complete and accurate list of all accounts and notes receivable of Lloyd as of December 31, 1997, including receivables from and advances to employees and also including all such accounts and notes receivable which are not reflected in the Lloyd Financial Statement.

         2.9) Absence of Undisclosed Liabilities. Lloyd has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the most recent balance sheet included in the Lloyd Financial Statement, or on Schedule 2.9, except for those that may have been incurred after the

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date of that balance sheet and in the ordinary course of business or in connection with this transaction. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

         2.10) Inventory. Lloyd has no inventory of raw materials, work in process or finished goods.

         2.11) Proprietary Rights. Attached as Schedule 2.11 is a complete and accurate list and summary description as of the date hereof of all permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates, owned or held by Lloyd. None of such permits, titles, licenses, franchises and certificates, have been claimed to or, to the knowledge of Lloyd, infringe on the rights of others, and all of which are now valid, in good standing and in full force and effect. In addition, Lloyd has, as of the date of this Agreement, made available to Gourmet for its inspection, all presently held records, correspondence, reports, notifications, permits, pending permit applications, licenses and pending license applications, environmental impact studies, assessments and audits and all notifications from governmental agencies and any other person or entity and all other documents of Lloyd.

         2.12) Personal Property. Attached as Schedule 2.12 is a complete and accurate list and a complete description as of the date hereof of all personal property of Lloyd (excluding individual pieces of personal property valued at less than $500), including true and correct copies of leases for equipment and other personal property used in the operation of Lloyd. Lloyd has good title to, or a valid leasehold interest in, the properties and assets used by it (other than real property) as shown on Lloyd Financial Statements or acquired after the date thereof free and clear of all security interests, liens or other claims.

         2.13) Contracts. Attached as Schedule 2.13 is a complete and accurate list as of the date hereof of all of the contracts, commitments and other agreements to which Lloyd is a party or by which Lloyd is bound. Such list shall include, but not be limited to, joint venture or partnership agreements, contracts or collective bargaining arrangements with any labor organizations, loan agreements, powers of attorney, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, agreements for the employment of any individual, agreements under which Lloyd has advanced or loaned any amount to any employee, officer or director of Lloyd. Such list shall also include any guaranties by Lloyd, any agreement concerning confidentiality, nonsolicitation or noncompetition and any other agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations or prospects of Lloyd. None of the agreements listed on Schedule 2.13 have been modified, altered, terminated or otherwise amended and there have been no waivers, oral agreements, representations or other statements with relation to any such agreements. Lloyd has complied with the obligations pertaining to it contained in such contracts, commitments and other agreements, are not in default thereunder and no notice of default has been received nor will the consummation of the transactions contemplated by this Agreement result in such a default. To the best knowledge of Lloyd, there is no default by any other party to any contract, commitment or other agreement attached as Schedule 2.13 or event which, upon the

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giving of notice or passage of time, or both, would constitute a default. There are no outstanding powers of attorney executed on behalf of Lloyd.

         2.14) Personnel. Schedule 2.14 contains a complete and accurate list of all employees, officers and directors of Lloyd, and the rate of compensation of each, as of the date hereof. Each of the employees of Lloyd is an employee at will.

         2.15) Employee Plans. Lloyd has never, or currently does, maintain or contribute to any employee benefit plans, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, whether or not any such employee benefit plans are otherwise exempt from the provisions of the Employee Retirement Income Security Act of 1974.

         2.16) Labor Relations/Employees. There is no unfair labor practice complaint pending against Lloyd before the National Labor Relations Board or any similar public agency. There is no labor strike, dispute, slowdown, stoppage or other labor difficulty pending or, to the knowledge of Lloyd, threatened against or affecting or involving Lloyd. To the best of Lloyd's knowledge, Lloyd is not in violation of any employment related law, rule or regulation.

         2.17) Compliance with Law. Except for Lloyd's periodic reporting requirements under the Securities Exchange Act of 1934, to the best of Lloyd's knowledge, Lloyd has complied in all material respects, with all applicable federal, state or local statues, laws, and regulations.

         2.18) No Breach or Violation. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated hereby and the fulfillment of the terms hereof and thereof will not:

         (a) conflict with, or result in a breach or violation of the Certificate of Incorporation or Bylaws of Lloyd;

         (b) To the best knowledge of Lloyd, conflict with, or result in a breach under any document, agreement or other instrument to which Lloyd is a party, or result in the creation or imposition of any lien, charge or encumbrance on any properties of Lloyd;

         (c) To the best knowledge of Lloyd, result in the termination or any impairment of any permit, license, franchise, contractual right or other authorization of Lloyd; or

         (d) Except as may be required by Rule 419 and the applicable laws of the States of Delaware and Minnesota, require the consent of, or the filing with, any governmental authority or agency or any other third party.

         2.19) Taxes. Except as provided on Schedule 2.19, Lloyd has filed all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the Closing Date. There are no agreements to extend the statutory period for the assessment of any taxes, examinations in progress or claims against Lloyd for federal, state, local and other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim, whether pending or threatened, for taxes has been received. The amounts shown as accruals for taxes on the Lloyd Financial Statements are sufficient in accordance with generally accepted accounting principles as of such respective dates for the payment of all taxes of

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the kinds indicated (including penalties and interest) for all fiscal periods ended on or before such date. Lloyd currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting since its initial creation.

         2.20) Litigation. To the best knowledge of Lloyd, there is no claim, litigation, action, suit or proceeding, investigation, formal arbitration, informal arbitration or mediation, administrative, judicial or otherwise, pending or threatened against Lloyd, or otherwise directly relating to the business or affairs of Lloyd, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental or private authority, no written notice of any of the above has been received by Lloyd and no facts or circumstances exist which would give rise to any of the foregoing. In addition, there are no instances where Lloyd is the plaintiff, or complaining or moving party, under any of the above types of proceedings or otherwise.

         2.21) Absence of Changes. Except as set forth on Schedule 2.21, since the date of the Lloyd Financial Statements attached hereto, there has not been any:

                  (a) material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Lloyd;

                  (b) damage, destruction or loss (whether or not covered by insurance) which, singly or in the aggregate, materially and adversely affects the properties (whether owned or leased) or business of Lloyd;

                  (c) change in the authorized capital of Lloyd or in its securities outstanding, any change in its equity ownership or any grant by it of any subscriptions, options, warrants, puts, calls, conversion rights or other commitments related to its equity interests;

                  (d) declaration or payment of any dividend or distribution in respect of the capital stock of Lloyd or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Lloyd;

                  (e) increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by Lloyd to any of its officers, directors, employees, consultants or agents;

                  (f) work interruption, labor grievance or claim filed;

                  (g) sale or transfer of, or any agreement to sell or transfer, any material assets, property or rights of Lloyd to any person not in the ordinary course of the business of Lloyd;

                  (h) cancellation or agreement to cancel any indebtedness or other obligation owing to Lloyd;

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                  (i) plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the assets, property or rights of Lloyd or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) purchase or acquisition by any third party of, or any agreement, plan or other arrangement by any third party to purchase or acquire, any property, rights or assets of Lloyd other than in the ordinary course of business;

                  (k) waiver of any rights or claims of Lloyd;

                  (l) breach, amendment or termination of any material contract, license, permit or other agreement to which Lloyd is a party other than in the ordinary course of business;

                  (m) transaction by Lloyd outside the ordinary course of its business;

                  (n) amendment to the Certificate of Incorporation or Bylaws of Lloyd;

                  (o) any other material occurrence, event, incident, action or failure to act outside the ordinary course of business of Lloyd; or

                  (p) any action by Lloyd, or any employee, officer or agent of Lloyd, committing to do any of the foregoing.

         2.22) Bank Accounts; Depositories. Attached as Schedule 2.22 is a complete and accurate list as of the date of this Agreement, of:

                  (a) the name of each financial institution in which Lloyd has any account or safe deposit box;

                  (b) the names in which each account or box is held;

                  (c) the type of each account; and

                  (d) the name of each person authorized to draw on or have access to each account or box.

         2.23) Hazardous Materials; Disposal Sites. Lloyd has never owned, leased, had an interest in, generated, transported, handled, recycled, reclaimed, disposed of, or contracted for the disposal of, hazardous materials, hazardous wastes, hazardous substances, toxic wastes or substances, infectious or medical waste, radioactive waste or sewage sludges as those terms are defined by the Resource Conservation and Recovery Act of 1976; CERCLA; the Atomic Energy Act of 1954; the Toxic Substances Control Act; the Occupational Health and Safety Act; any comparable or similar Minnesota statute; any other applicable law; or the rules and regulations promulgated under any of the foregoing, as each of the foregoing may have been amended. Lloyd has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage or disposal facility, business or activity.

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         2.24) Title to Assets. Lloyd has good and marketable title to all of its properties and assets, including without limitation the assets reflected on its balance sheets included in the Lloyd Financial Statement. Except as contemplated by Rule 419, all such properties and assets are not subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license assessment, liability or claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

         2.25) Intellectual Property. Lloyd does not use any trademark, servicemark, tradename, copyright or brand name in its business, nor does it own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications or brand names. No person owns any trademark, tradename, trademark registration, or application, servicemark, tradename, copyright, copyright registration or application, or brand name, the use of which is necessary or contemplated in connection with the performance of any contract, other than this Agreement, to which Lloyd is a party. Lloyd does not infringe on the intellectual property rights of any third party.

         2.26) Corporate Documents. Lloyd has furnished to Gourmet a true, correct and complete copy of the following for examination:

         (a) The Certificate of Incorporation and Bylaws of Lloyd and any amendments thereto;

         (b) The minute book of Lloyd containing all of the records required to be set forth in such records including, but not limited to, all proceedings, consents, actions and meetings of the shareholder and Board of the Directors of Lloyd; and

         (c) The stock transfer books of Lloyd setting forth all transfers of Lloyd Stock; and

         (d) All other material data and information concerning the business, finances and properties of Lloyd.

         2.27) Complete Disclosure. To the best knowledge of Lloyd, this Agreement and the schedules hereto and all other documents and information furnished to Gourmet, or its representatives, pursuant hereto or pursuant to the negotiation of this transaction or the investigations of Gourmet or the employees or representatives of it, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If Lloyd becomes aware of any fact or circumstance which would change a representation or warranty of Lloyd in this Agreement, the party with such knowledge shall promptly give written notice of such fact or circumstance to Gourmet. Neither such notification nor any pre-Closing investigation made by Gourmet of Lloyd or its properties, businesses or assets, or the Closing contemplated by this Agreement shall relieve Lloyd of its obligations under this Agreement, including its representations and warranties made in this Article II.

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                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF GOURMET

         Gourmet represents and warrants that the statements contained in this
Article III are correct and complete as of the Closing Date and Effective Date and shall survive the Closing. Neither such survival nor the liability of any party with respect to the party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

         3.1) Organization. Gourmet is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Gourmet is now, and has been at all times since its creation, duly authorized, qualified and licensed under all laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as conducted at the time such activities were conducted. Copies of Gourmet's Articles of Incorporation (certified by the Secretary of State of Minnesota) and Bylaws (certified by the Secretary of Gourmet), as amended, are attached hereto as Schedule 3.1.

         3.2) Authority. Except for approval of the Gourmet shareholders, all action by Gourmet to approve the transactions contemplated by this Agreement has been taken. Except for the Post Effective Amendment and requirements under the applicable laws of the States of Delaware and Minnesota, Gourmet does not need to give any notice to, or make any filing with, or obtain the authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         3.3) Stock Ownership. Attached as Schedule 3.3 is a complete and accurate list of all the shareholders of Gourmet as of the date of this Agreement. All of the issued and outstanding shares of Gourmet are owned of record by such shareholders. This Agreement is a valid and binding obligation of Gourmet and enforceable against it in accordance with its terms.

         3.4) Capitalization. The authorized capital stock of Gourmet consists solely of Twelve Million Five Hundred Thousand (12,500,000) shares of voting common stock, no par value ("Gourmet Stock"), of which Two Million Nine Hundred and Ninety-Four Thousand Three Hundred Fifty (2,994,350) shares are issued and outstanding. All of the issued and outstanding shares of Gourmet Stock have been duly authorized and validly issued, are fully paid and nonassessable, were offered, issued, sold and delivered by Gourmet in compliance with all applicable state and federal laws concerning the issuance of securities and have not been issued in violation of the preemptive rights of any past or present shareholder. The stock transfer record provided by Gourmet to Lloyd correctly sets forth all issuances, acquisitions and retirements of Gourmet Stock since its inception. Except as provided on Schedule 3.4, no subscriptions, options, warrants, puts, calls, conversion rights or other commitments of any kind exist which obligates Gourmet to issue any of its authorized but unissued capital stock or otherwise relates to the sale or transfer by Gourmet of any securities of Gourmet (whether debt or equity). In addition, Gourmet has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

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         3.5) Predecessor Entities. Except as set forth on Schedule 3.5, Gourmet has never directly or indirectly participated in any manner in any joint venture, partnership or other noncorporate entity. Gourmet was formed solely to operate its current business and has never conducted any other business or activity.

         3.6) No Subsidiaries. Except as set forth on Schedule 3.6, Gourmet has never owned or controlled and does not now own or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation.

         3.7) Financial Statements. Attached hereto as Schedule 3.7 is a true, complete and accurate copy of the financial statements, and all footnotes thereto, of Gourmet which include Balance Sheet as of December 31, 1997 and December 31, 1996 and a statement of income, cash flow and retained earnings for the years then ended ("Gourmet Financial Statements"). The Gourmet Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and are true, complete and correct. Each of the balance sheets presents fairly, in all material respects, the financial condition of Gourmet as of the date indicated thereon and each of the statements of income referred to above presents fairly, on an accrual basis and in all material respects, the results of the operations of Gourmet for the periods indicated thereon. All reserves for contingent risks have been estimated in accordance with generally accepted accounting principles and are appropriate and sufficient to cover all costs reasonably expected to be incurred from such risks. Since December 31, 1997, Gourmet has not (a) made any material change in its accounting policies or (b) effected any prior period adjustment to, or other restatement of, its financial statements for any period.

         3.8) Absence of Undisclosed Liabilities. To the best of Gourmet's knowledge, Gourmet has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the most recent balance sheet included in the Gourmet Financial Statements except for those that may have been incurred after the date of that balance sheet and in the ordinary course of business or in connection with this transaction. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

         3.9) Contracts. To the best of Gourmet's knowledge, Gourmet is in compliance with all material terms of its contracts, commitments and other agreements, is not in default thereunder and no notice of default has been received nor will the consummation of the transactions contemplated by this Agreement result in such a default.

         3.10) Labor Relations/Employees. There is no unfair labor practice complaint pending against Gourmet before the National Labor Relations Board or any similar public agency. There is no labor strike, dispute, slowdown, stoppage or other labor difficulty pending or, to the knowledge of Gourmet, threatened against or affecting or involving Gourmet. To the best knowledge of Gourmet, it is not in violation of any employment related law, rule or regulation.

         3.11) Compliance with Law. To the best of Gourmet's knowledge, Gourmet has complied, in all material respects, with all, and is not in violation of any, applicable federal, state or local statues, laws, and regulations.

         3.12) No Breach or Violation. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated hereby and the fulfillment of the terms hereof and thereof will not:

         (a) conflict with, or result in a breach or violation of the Articles of Incorporation or Bylaws of Gourmet;

         (b) To the best knowledge of Gourmet, conflict with, or result in a breach under any document, agreement or other instrument to which Gourmet is a party, or result in the creation or imposition of any lien, charge or encumbrance on any properties of Gourmet;

         (c) To the best knowledge of Gourmet, result in the termination or any impairment of any permit, license, franchise, contractual right or other authorization of Gourmet; or

         (d) Except as may be required by Rule 419 and the applicable laws of the States of Delaware and Minnesota, require the consent of, or the filing with, any governmental authority or agency or any other third party.

         3.13) Taxes. Except as provided on Schedule 3.13, Gourmet has filed all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the Closing Date. There are no agreements to extend the statutory period for the assessment of any taxes, examinations in progress or claims against Gourmet for federal, state, local and other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim, whether pending or threatened, for taxes has been received. The amounts shown as accruals for taxes on the Gourmet Financial Statements are sufficient in accordance with generally accepted accounting principles as of such respective dates for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before such date. Gourmet currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting since its incorporation.

         3.14) Litigation. Except as provided on Schedule 3.14, to the best knowledge of Gourmet, there is no claim, litigation, action, suit or proceeding, investigation, formal arbitration, informal arbitration or mediation, administrative, judicial or otherwise, pending or threatened against Gourmet, or otherwise directly relating to the business or affairs of Gourmet, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental or private authority, no written notice of any of the above has been received by Gourmet and no facts or circumstances exist which would give rise to any of the foregoing. In addition, there are no instances where Gourmet is the plaintiff, or complaining or moving party, under any of the above types of proceedings or otherwise.

         3.15) Hazardous Materials; Disposal Sites. Gourmet has never owned, leased, had an interest in, generated, transported, handled, recycled, reclaimed, disposed of, or contracted for the disposal of, hazardous materials, hazardous wastes, hazardous substances, toxic wastes or substances, infectious or medical waste, radioactive waste or sewage sludges as those terms are defined by the Resource Conservation and Recovery Act of 1976; CERCLA; the Atomic Energy Act of 1954; the Toxic Substances Control Act; the Occupational Health and Safety Act; any comparable or similar Minnesota statute; any other applicable law; or the rules and regulations promulgated under any of the foregoing, as each of the foregoing may have been amended. Gourmet has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage or disposal facility, business or activity.

         3.16) Intellectual Property. To the best of Gourmet's knowledge, Gourmet does not use any trademark, copyright or brand name in its business that infringes on the intellectual property rights of any third party.

         3.17) Absence of Changes. Except as set forth on Schedule 3.17, since the date of the Gourmet Financial Statements attached hereto, there has not been any:

                  (a) material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Gourmet;

                  (b) damage, destruction or loss (whether or not covered by insurance) which, singly or in the aggregate, materially and adversely affects the properties (whether owned or leased) or business of Gourmet;

                  (c) change in the authorized capital of Gourmet or in its securities outstanding, any change in its equity ownership or any grant by it of any subscriptions, options, warrants, puts, calls, conversion rights or other commitments related to its equity interests;

                  (d) declaration or payment of any dividend or distribution in respect of the capital stock of Gourmet or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Gourmet;

                  (e) increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by Gourmet to any of its officers, directors, employees, consultants or agents;

                  (f) work interruption, labor grievance or claim filed;

                  (g) sale or transfer of, or any agreement to sell or transfer, any material assets, property or rights of Gourmet to any person not in the ordinary course of the business of Gourmet;

                  (h) cancellation or agreement to cancel any indebtedness or other obligation owing to Gourmet;

                  (i) plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the assets, property or rights of Gourmet or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) purchase or acquisition by any third party of, or any agreement, plan or other arrangement by any third party to purchase or acquire, any property, rights or assets of Gourmet other than in the ordinary course of business;

                  (k) waiver of any rights or claims of Gourmet;

                  (l) breach, amendment or termination of any material contract, license, permit or other agreement to which Gourmet is a party other than in the ordinary course of business;

                  (m) transaction by Gourmet outside the ordinary course of its business;

                  (n) amendment to the Articles of Incorporation or Bylaws of Gourmet;

                  (o) any other material occurrence, event, incident, action or failure to act outside the ordinary course of business of Gourmet; or

                  (p) any action by Gourmet, or any employee, officer or agent of Gourmet, committing to do any of the foregoing.

         3.18) Title to Assets. Gourmet has good and marketable title to all of its properties and assets, including without limitation the assets reflected on its balance sheets included in the Gourmet Financial Statements. Except as provided on Schedule 3.18 and except as contemplated by Rule 419, all such properties and assets are not subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license assessment, liability or claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

         3.19) Corporate Documents. Gourmet has furnished to Lloyd a true, correct and complete copy of the following for examination:

         (a) The Articles of Incorporation and Bylaws of Gourmet and any amendments thereto;

         (b) The minute book of Gourmet containing all of the records required to be set forth in such records including, but not limited to, all proceedings, consents, actions and meetings of the shareholders and Board of the Directors of Gourmet; and

         (c) The stock transfer books of Gourmet setting forth all transfers of Gourmet Stock.

         3.20) Complete Disclosure. To the best knowledge of Gourmet, this Agreement and the schedules hereto and all other documents and information furnished to Lloyd, or its representatives, pursuant hereto or pursuant to the negotiation of this transaction or the investigations of Lloyd or the employees or representatives of it, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If Gourmet becomes aware of any fact or circumstance which would change a representation or warranty of Gourmet in this Agreement, the party with such knowledge shall promptly give written notice of such fact or circumstance to Lloyd. Neither such notification nor any pre-Closing investigation made by Lloyd of Gourmet or its properties, businesses or assets, or the Closing contemplated by this Agreement shall relieve Gourmet of its obligations under this Agreement, including its representations and warranties made in this Article III.

                                   ARTICLE IV.

                            OBLIGATIONS AFTER CLOSING

         4.1) Post Effective Amendment. Subject to review and approval by Gourmet and its counsel, which may not be unreasonably delayed or withheld, Lloyd shall:

         (a) file with, and use its best efforts to cause to be declared effective by the SEC, a post effective amendment (the "Post Effective Amendment") amending its Form SB-2 Registration by setting forth therein the information required by Rule 419; and

         (b) not more than five (5) business days after the Post Effective Amendment is declared effective, provide each shareholder who purchased Lloyd Stock pursuant to the Form SB-2 Registration and whose shares are being held in escrow pursuant to Rule 419 (the "Rule 419 Shareholders") with a prospectus produced thereby containing the terms of the reconfirmation offer of investment as required by Rule 419. Lloyd shall provide each Rule 419 Shareholder no fewer than twenty (20), and no more than forty-five (45) business days (the "Reconfirmation Offering Period") from the effective date of the Post Effective Amendment to decide to reconfirm his investment. Such reconfirmation shall be evidenced by delivering to Lloyd the Letter of Transmittal and Reconfirmation substantially in the form of Schedule 4.1.

         4.2) Cooperation by Gourmet. Gourmet will cooperate and provide Lloyd with, on a timely basis, any information concerning Gourmet including, but not limited to, its affiliates, officers directors and employees required to be included in the Post-Effective Amendment and will update such information as may be required.

         4.3) Prohibited Activities of Lloyd. Except as provided in Section 4.5, between the Closing Date and the Effective Date, Lloyd shall not, without the prior written consent of all the parties hereto:

         (a) amend its Certificate Incorporation or Bylaws;

         (b) change its authorized capital or grant any options, warrants, puts, calls, conversion rights or commitments relating to the equity interests of Lloyd;

         (c) declare or pay any dividend or directly or indirectly purchase, redeem or otherwise acquire or retire for value or issue any of its shares of stock;

         (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of One Thousand Dollars ($1,000) except in the normal course of business;

         (e) increase the compensation payable or to become payable to any officer, director, stockholder, employee, consultant or agent, or make any bonus or management fee payment to any such person;

         (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

         (g) negotiate to acquire any business or begin any new business or project;

         (h) merge or consolidate or agree to merge or consolidate with or into any other business entity;

         (i) waive any of its material rights or claims;

         (j) enter into any transaction outside the ordinary course of its business; or

         (k) make any oral or written announcement concerning this transaction except as may be required by law, all of which announcements, if any, shall be forwarded to the other parties for review and comment at least seven (7) days prior to dissemination.

         4.4) Prohibited Activities of Gourmet. Except for the transaction between Gourmet and Cameron's Coffee Company, Inc., which may be consummated at Gourmet's sale and absolute discretion between the Closing Date and the Effective Date, Gourmet shall not, without the prior written consent of all the parties hereto:

         (a) amend its Articles Incorporation or Bylaws;

         (b) declare or pay any dividend or directly or indirectly purchase, redeem or otherwise acquire or retire for value or issue any of its shares of stock;

         (c) sell, assign, lease or otherwise transfer or dispose of substantially all of its property or equipment;

         (d) merge or consolidate with or into any other business entity; or

         (e) make any oral or written announcement concerning this transaction except as may be required by law, all of which announcements, if any, shall be forwarded to the other parties for review and comment at least seven (7) days prior to dissemination.

         4.5) Deposited Funds. Notwithstanding anything herein to the contrary, Lloyd may distribute, on or before the Effective Date, all cash on hand including, but not limited to, the remaining proceeds from the subscription of the Rule 419 Shareholders as it determines, in its sole discretion provided, however, there shall be at least Twenty-Five Thousand Dollars ($25,000) in the Lloyd bank account listed on Schedule 2.22 on the Effective Date.

         4.6) Consent of Gourmet Shareholders. On or before the Effective Date and as may be required by applicable law, Gourmet shall use its reasonable best efforts to obtain, and deliver to Lloyd, the following: (a) evidence that all consents and approvals required to be obtained by Gourmet in connection with the consummation of the transactions contemplated herein including, but not limited to, the consent of at least eighty percent (80%) of its shareholders; and (b) the stock certificates representing the Gourmet Stock; and (c) such other documentation as required to be delivered by Gourmet pursuant to the terms of this Agreement.

         4.7) Consent of Lloyd Shareholders. On or before the Effective Date and as may be required by applicable law, Lloyd shall use its reasonable best efforts to obtain, and deliver to Gourmet, the following: (a) evidence that all consents and approvals required to be obtained by Lloyd in connection with the consummation of the transactions contemplated herein including, but not limited to, the consent of eighty percent (80%) of its shareholders, including the affirmative reconfirmation of investment by the Rule 419 Shareholders owning at least eighty percent (80%) of the Rule 419; (b) shares and the stock certificates representing the shares of Lloyd Stock; and (c) such other documentation as required to be delivered by Lloyd pursuant to the terms of this Agreement.

                                   ARTICLE V.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF LLOYD

         The obligations of Lloyd hereunder are subject to the completion, satisfaction, or at its option, waiver, on or prior to the Effective Date of the following conditions.

         5.1) Representations and Warranties. The representations and warranties of Gourmet that are contained in this Agreement shall be accurate on and as of the Closing Date and Effective Date with the same effect as though such representations and warranties had been made on and as of such dates.

         5.2) Covenants. Except as otherwise provided herein, each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by Gourmet on or before the Closing Date shall have been duly complied with and performed.

         5.3) Consents. All necessary notices to, consents of and filings with any governmental authority or agency or other third party relating to the consummation of the Closing or the other transactions contemplated herein to be made or obtained by Gourmet shall have been obtained and made including, but not limited to, the consent of the shareholders of Gourmet.

         5.4) No Adverse Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or, to the best of Gourmet's knowledge, threatened to restrain or prohibit any of the transactions contemplated by this Agreement.

         5.5) Certificates. Gourmet shall have each delivered to Lloyd a certificate to the effect that each of the conditions specified in Sections 5.1, 5.2, 5.3 and 5.4 above have been satisfied in all respects.

         5.6) Post Effective Amendment. The Post Effective Amendment shall have been approved and declared effective by the SEC.

         5.7) Letter of Transmittal and Reconfirmation. Lloyd shall have received the Letters of Transmittal and Reconfirmation substantially in the form of Schedule 4.1 for the 419 Shareholders owning at least eighty percent (80%) of the 419 Shares reconfirming their investment in the Lloyd Stock.

         5.8) Good Standing Certificates. Gourmet shall have delivered to Lloyd certificates, dated as of a date no earlier than ten (10) days prior to the Closing Date, duly issued by the appropriate governmental authority or authorities showing that Gourmet is in good standing in its state of incorporation.

                                   ARTICLE VI.

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF GOURMET

         The obligations of Gourmet hereunder are subject to the completion, satisfaction, or at its option, waiver on or prior to the Closing Date, of the following conditions.

         6.1) Representations and Warranties. The representations and warranties of Lloyd that are contained in this Agreement shall be accurate on and as of the Closing Date and Effective Date with the same effect as though such representations and warranties had been made on and as of such dates.

         6.2) Covenants. Except as otherwise provided herein, each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by Lloyd on or before the Closing Date shall have been duly complied with and performed.

         6.3) Consents. All necessary notices to, consents of and filings with any governmental authority or agency or other third party relating to the consummation of the Closing or the other transactions contemplated herein to be made or obtained by Lloyd shall have been obtained and made including, but not limited to, the consent of the shareholders of Lloyd pursuant to applicable federal and state laws.

         6.4) No Adverse Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or, to the best of Lloyd's knowledge, threatened to restrain or prohibit any of the transactions contemplated by this Agreement.

         6.5) Lloyd Stock. Lloyd shall deliver to Gourmet the stock certificates representing the Lloyd Stock registered in the name of the shareholders of Gourmet.

         6.6) Post Effective Amendment. The Post Effective Amendment shall have been approved and declared effective by the SEC.

         6.7) Letter of Transmittal and Reconfirmation. Lloyd shall have received and delivered to Gourmet and its counsel the Letters of Transmittal and Reconfirmation, substantially in the form of Schedule 4.1, from the 419 Shareholders owning at least eighty percent (80%) of the 419 Shares reconfirming their investment in the Lloyd Stock.

         6.8) Certificates. Lloyd shall have delivered to Gourmet a certificate to the effect that each of the conditions specified in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 and 6.7 above have been satisfied in all respects.

         6.9) Updated Material Agreements. Lloyd shall have delivered to Gourmet a schedule (Schedule 6.9), dated the Closing Date, listing all material agreements, together with copies thereof, entered into by Lloyd since the date of the Lloyd Financial Statements together with an updated schedule of accounts receivable and accounts payable of Lloyd as of the Closing Date.

         6.10) Good Standing Certificates. Lloyd shall have delivered to Gourmet certificates, dated as of a date no earlier than ten (10) days prior to the Closing Date, duly issued by the appropriate governmental authority or authorities showing that Lloyd is in good standing in its state of incorporation.

         6.11) Resignations. The current members of the Boards of Directors and the officers of Lloyd shall have tendered their resignations effective as of the Effective Date.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         7.1) Mutual Indemnification. Lloyd agrees to indemnify, defend and hold harmless Gourmet (and its officers, directors and employees) and Gourmet agrees to indemnify, defend and hold harmless Lloyd (and its officers, directors and employees), from and against all liabilities, claims, damages, actions, suits, proceedings, demands, losses, costs and expenses whatsoever (including specifically, but without limitation, court costs, reasonable attorneys' fees and expenses, and reasonable expenses of investigation) which result, either before or after the date of this Agreement, from:

         (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties set forth herein or in the Schedules, exhibits or certificates attached hereto or delivered at the Closing pursuant hereto;

         (b) nonfulfillment or nonperformance of any agreement or covenant made in this Agreement;

         (c) except as otherwise disclosed herein, the existence of liabilities in excess of the liabilities represented by the parties hereto on their respective financial statements.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         8.1) Arbitration. In the event there is any dispute between the parties hereto arising out of or relating to this Agreement and the parties hereto cannot resolve such dispute themselves, the parties hereto agree to refer and submit such dispute to the American Arbitration Association, Minneapolis, Minnesota (the "Association"), for arbitration, and any such proceeding shall be conducted in the Minneapolis, Minnesota metropolitan area. Any such arbitration shall be before a panel of three (3) arbitrators and shall be conducted in accordance with the rules of the Association, except that the parties shall be permitted discovery prior to any hearing in accordance with the Federal Rules of Civil Procedure, and the Federal Rules of Evidence and Federal Rules of Civil Procedure shall apply at any hearing. No arbitrator shall have any connection to the parties to this Agreement. The arbitrators shall have the right to award or include in their award any relief they deem proper, including without limitation, money damages, interest, specific performance, attorneys fees, cost and expenses incurred, but not exemplary or punitive damages. The award decision of the arbitrators shall be conclusive and binding upon all parties and may be entered in any court of competent jurisdiction. The parties agree to bring all claims in this arbitration which relate to the original claim. This provision shall continue after any expiration or termination of this Agreement.

         8.2) Termination. Lloyd or Gourmet (as the case may be) may, with ten
(10) days prior written notice, terminate this Agreement on or before the Effective Date in the event of a breach by Lloyd or Gourmet (as the case may be) in the observance, or in the due and timely performance, of any of the agreements or conditions contained herein or to be performed if such breach has not been cured on or before the Effective Date. Notwithstanding the foregoing, this Agreement will terminate if the Closing does not occur on or before April 30, 1998.

         8.3) Assignment; Binding Effect; Amendment. This Agreement and the rights hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the parties hereto. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

         8.4) Entire Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind.

         8.5) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         8.6) No Brokers. All of the parties hereto represent and warrant to each other that they have had no dealings with any broker or agent so as to entitle such broker or agent to a commission or fee in connection with the within transaction. If for any reason a commission or fee shall become due, the party dealing with such agent or broker shall pay such commission or fee and agrees to indemnify and save harmless each of the other parties from all claims for such commission or fee and from all attorneys, fees, litigation costs and other expenses relating to such claim.

         8.7) Expenses of Transaction. The parties hereto agree that they shall pay all of their own costs and expenses incurred, or to be incurred, by them in the negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         8.8) Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         (a)    If to Lloyd:              with a copy to:

         Mr. Herbert Maxwell              Joseph Sierchio, Esq.
         Lloyd Ventures, Inc.             Sierchio & Albert, P.C.
         41 East 57th Street              41 East 57th Street
         39th Floor                       39th Floor
         New York, New York 10022         New York, New York, 10022

         (b)    If to Gourmet:            with a copy to:

         Mr. Robert A. Paschke            Stephen J. Kaminski, Esq.
         Gourmet Regency Coffee Company   Larkin, Hoffman, Daly & Lindgren, Ltd.
         5500 Cottonwood Lane             1500 Norwest Financial Center
         Suite 108                        7900 Xerxes Avenue South
         Prior Lake, Minnesota 55372      Bloomington, Minnesota 55431


         Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 8.8.

         8.9) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

         8.10) No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

         8.11) Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         8.12) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         8.13) Survival of Representations and Warranties, etc. The representations, warranties and covenants contained in this Agreement or any of the schedules or exhibits attached hereto, or in any certificate, document, or instrument delivered in connection with the Agreement, shall survive the execution and delivery of this Agreement and the Closing regardless of any investigation connected by any party.

         8.14) Publicity. Except as otherwise required by applicable law, all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and among all of the parties hereto.

         8.15) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact the party is in breach of the first representation, warranty or covenant.

         8.16) Further Assurance. From time to time on and after the Closing and without further consideration, the parties hereto shall each deliver or cause to be delivered to any other party at such times and places as shall be reasonably requested, such additional instruments as any of the others may reasonably request for the purpose of carrying out this Agreement and the transaction contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        LLOYD:
                                        LLOYD VENTURES, INC.


Dated:                                  By: /s/
                                           -------------------------------------
                                           Herbert Maxwell
                                           Its: President


                                        GOURMET:
                                        GOURMET REGENCY COFFEE COMPANY


Dated:                                  By: /s/
                                           -------------------------------------
                                           Robert A. Paschke
                                           Its:  President